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EXHIBIT 3.1.2

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                           CASINOS OF THE WORLD, INC.


Pursuant to Sections 78.380 of the Nevada Revised Statutes, we, being two of the original three incorporators and thereby constituting the necessary two-thirds of the original Incorporators of Casinos of the World, Inc, a Nevada corporation (the "Corporation"), do hereby certify the following:

1. That we are two of the original three Incorporators of the Corporation;

2. That the date of the filing of the original Articles of Incorporation of the Corporation with the Nevada Secretary of State was September 17, 1987;

3. That as of the date of this Certificate no part of the capital of the Corporation has been paid;

4. That there have been no previous amendments to the Articles of Incorporation of the Corporation;

5. That the Articles of Incorporation as Amended in their entirety are set forth in Appendix "A" attached hereto.

                                             /s/ Bernard R. Gilman
                                             ----------------------------------
                                             Bernard R. Gilman, Incorporator

                                             /s/ Bertram S. Ross
                                             ----------------------------------
                                             Bertram S. Ross, Incorporator

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                                  Appendix "A"
                        Amended Articles of Incorporation

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                           CASINOS OF THE WORLD, INC.


The undersigned, for the purposes of forming a Corporation, pursuant to and by virtue of Chapter 78 of the Nevada Revised Statutes, hereby certify and adopt the following Articles of Incorporation.

                                    ARTICLE I
                                      NAME

The name of the corporation shall be CASINOS OF THE WORLD, INC. (Unamended)

                                   ARTICLE II
                                    LOCATION

The principal office of the Corporation is to be located at 3025 Las Vegas Boulevard, South, Las Vegas, Nevada 89109. The Corporation may also maintain offices at such other place or places within or outside the State of Nevada. Corporate business of every kind and nature maybe conducted and meetings of the directors and stockholders held outside the State as well as inside the State. (Unamended)

                                   ARTICLE III
                                    PURPOSES

The nature of the business, or objects or purposes to be transacted, promoted, or carried on by the corporation are to engage in any lawful practice or activity. (Unamended)

                                   ARTICLE IV
                                  CAPITAL STOCK

Section. 1. The total authorized capital stock of the corporation shall consist of twenty-five million (25,000,000) shares of common stock at $0.001 par value per share. (Amended by this Certificate)

Section 2. Any and all shares issued by the corporation, the fixed consideration for which has been paid or delivered, shall be deemed fully paid stock and not liable for any further call or assessment. (Amended by this Certificate)

Section 3. Preemptive Rights. Except as may otherwise be provided by the Board of Directors, no holder of any shares of the stock of the Corporation, shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire such shares. (Amended by this Certificate)

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Section 4. Stock Rights and Options. The Corporation shall have the power to create and issue rights, warrants, or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes, upon such terms and conditions and at such times and prices as the Board of Directors may provide, which terms and conditions shall be incorporated in an instrument or instruments evidencing such rights. In the absence of fraud, the judgment of the Directors as to the adequacy of consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive. (Amended by this Certificate)

                                    ARTICLE V
                                    DIRECTORS

The members of the governing board of the corporation shall be styled directors. The number of directors constituting the first board of directors shall be three, who shall serve until their successors are duly elected and qualified. Their names and addresses are set out below:

Section 1. Size of Board. The members of the Governing board of the Corporation shall be styled directors. The number of directors of the Corporation, their qualifications, terms of office, manner of election, time and place of meeting, and powers and duties shall be such as are prescribed by statute and in the by-laws of the corporation. (Amended by this Certificate)

Name                       Address

Bernard S. Gilman          802 Vegas Valley Drive
                           Las Vegas, Nevada 89109

Bertram S. Ross            3265 Lindell
                           Las Vegas, Nevada 89102

Herman Shore               7060 Hollywood Blvd.
                           Hollywood, California 90028
                           (Unamended)

Directors need not be stockholders, but shall be of full age, and at least one of them shall be a citizen of the United States. (Amended by this Certificate)

Section 2. Powers of Board. In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized and empowered (Amended by this Certificate):

         (a) To make, alter, amend, and repeal the By-laws subject to the power of the shareholders to alter or repeal the By-laws made by the Board of Directors (Amended by this Certificate):
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         (b)      Subject to the applicable provisions of the Bylaws then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to shareholder inspection. No shareholder shall have any right to inspect any of the accounts, books or documents of the Corporation, except as permitted by law, unless and until authorized to do so by resolution of the Board of Directors or of the Shareholders of the Corporation (Amended by this Certificate);
         (c) To issue stock of the Corporation for money, property, services rendered, labor performed, cash advanced, acquisitions for other corporations or for any other assets of value in accordance with the action of the board of directors without vote or consent of the shareholders and the judgment of the board of directors as to value received and in return therefore shall be conclusive and said stock, when issued, shall be fully-paid and non-assessable (Amended by this Certificate);
         (d) To authorize and issue, without shareholder consent, obligations of the corporation, secured and unsecured, under such terms and conditions as the Board, in its sole discretion, may determine, and to pledge or mortgage, as security thereof, any real or personal property of the Corporation, including after-acquired property (Amended by this Certificate);
         (e) To determine whether any and, if so, what part of the earned surplus of the corporation shall be paid in dividends to the shareholders, and to direct and determine other use and disposition of any such earned surplus (Amended by this Certificate);
         (f) To fix, from time to time, the amount of the profits of the Corporation to be reserved as working capital or for any other lawful purpose (Amended by this Certificate);
         (g) To establish bonus, profit-sharing, stock option, or other types of incentive compensation plans for the employees, including officers and directors, of the Corporation, and to fix the amount of profits to be shared or distributed, and to determine the persons to participate in any such plans and the amount of their respective participations (Amended by this Certificate);
         (h) To designate, by resolution or resolutions passed by a majority of the whole Board, one or more committees, each consisting of two or more directors, which, to the extent permitted by law and authorized by the resolution or the By-Laws, shall have and may exercise the powers of the Board (Amended by this Certificate);
         (i) To provide for the reasonable compensation of its own members by By-Law, and to fix the terms and conditions upon which such compensation will be paid (Amended by this Certificate); and
         (j) In addition to the powers and authority herein before, or by statute, expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Nevada, of these Articles of Incorporation, and the By-Laws of the Corporation. (Amended by this Certificate).
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                                   ARTICLE VI
                                   ASSESSMENTS

The capital stock of the corporation, after the amount of the subscription price, or par value, has been paid in money, property or services, as the Directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid shall be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular. (Amended by this Certificate);

                                   ARTICLE VII
                                  INCORPORATORS

The names and post office addresses of the incorporators, which shall be three in number signing the Articles of Incorporation, are set forth in paragraph V, above. (Amended by this Certificate)

                                  ARTICLE VIII
                                      TERM

The corporation shall have perpetual existence.  (Amended by this Certificate)

                                   ARTICLE IX
                                     POWERS

The powers of the Corporation shall be those powers granted by 78.060 and 78.070 of the Nevada Revised Statutes under which this corporation is formed. In addition, the Corporation shall have the following specific powers (Amended by this Certificate):

         (a) To elect or appoint officers and agents of the Corporation and to fix their compensation; (b) to act as an agent for any individual, association, partnership, corporation or other legal entity; (c) To receive, acquire, hold, exercise rights arising out of the ownership or possession thereof, sell, or otherwise dispose of, shares or other interests in, or obligations of, individuals, associations, partnerships, corporations, or governments; (d) To receive, acquire, hold, pledge, transfer, or otherwise dispose of shares of the corporation, but such shares may only be purchased, directly or indirectly, out of earned surplus; (e) To make gifts or contributions for the public welfare or for charitable, scientific or educational purposes, and in time of war, to make donations in aid of war activities. (Amended by this Certificate)

                                    ARTICLE X
                 LIMIATION OF LIABILITY OF OFFICERS OR DIRECTORS

The personal liability of a director or officer of the corporation to the corporation or the shareholders for damages for breach of fiduciary duty as a director or officer shall be limited to acts or omissions which involve intentional misconduct, fraud or a knowing violation of law. (Amended by this Certificate).

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                                   ARTICLE XI
                                 INDEMNIFICATION

Each director and each officer of the corporation may be indemnified by the corporation as follows (Amended by this Certificate):

         (a) The corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is ore was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partner-ship, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reason-ably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was lawful. The termination of any action, suite or proceeding, by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding he had reasonable cause to believe that his conduct was unlawful (Amended by this Certificate):

         (b) The corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suite, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnify for such expenses as the court deems proper (Amended by this Certificate);

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Article, or in defense of any

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                  claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense (Amended by this Certificate);

         (d) Any indemnification under subsections (a) and (b) unless ordered by a court or advanced pursuant to subsection (c), must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (Amended by this Certificate):

                  (i)      By the stockholders (Amended by this Certificate)

                  (ii) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding (Amended by this Certificate);

                  (iii) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion (Amended by this Certificate);

                  (iv) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion (Amended by this Certificate);

         (e) Expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of he director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law (Amended by this Certificate);

         (f) The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

                  (i) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection (b) or for the advancement of expenses made pursuant to subsection
                           (e) may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or knowing violation of the law was material to the cause of action (Amended by this Certificate);

                  (ii) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person. (Amended by this Certificate).


                                   ARTICLE XII
                        PLACE OF MEETING: CORPORATE BOOKS

Subject to the laws of the State of Nevada, the shareholders and the Directors shall have power to hold their meetings, and the Directors shall have power to have an office or offices and to maintain the books of the Corporation outside the State of Nevada, at such place or places as may from time to time be designated in the By-Laws or by appropriate resolution. (Amended by this Certificate).

                                  ARTICLE XIII
                              AMENDMENT OF ARTICLES

The provisions of these Articles of Incorporation may be amended, altered or repealed from time to time to the extent and in the manner prescribed by the laws of the State of Nevada, and additional provisions authorized by such laws as are then in force may be added. All rights herein conferred on the directors, officers and shareholders are granted subject to this reservation. (Amended by this Certificate).

IN WITNESS WHEREOF, the undersigned Officers and Directors of the Corporation have executed these Amended Articles of Incorporation to be effective on the 12th day of December, 1990.

                                                  /s/ Len Miller
                                                  ------------------------------
                                                  Len Miller, President

                                                  /s/ Bernard S. Gilman
                                                  ------------------------------
                                                  Bernard S. Gilman, Secretary